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                                                                   EXHIBIT 12(a)

                              United Rentals, Inc.
                      Statement of Computation of Ratio of
                            Earnings to Fixed Charges

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

                                                Year Ended December 31,                          Six Months June 30,
                                        --------------------------------------------------------------------------------
                                          1996        1997        1998        1999        2000        2000        2001
                                        --------    --------    --------    --------    --------    --------    --------
Earnings:

Pre-tax income                          $ 38,146    $ 34,917    $ 78,297    $241,807    $301,496    $110,444    $ 53,481
Interest expense                          11,278      11,847      64,157     139,828     228,779     106,210     114,589
Amortization of debt issue costs              78         124       1,423       4,154       6,880       2,935       4,749
Interest portion of rent expense(1)        1,514       2,305       6,834      21,833      45,224      18,568      30,268
                                        --------------------------------------------------------------------------------
                                        $ 51,016    $ 49,193    $150,711    $407,622    $582,379    $238,157    $203,087
                                        ================================================================================
Fixed Charges:

Interest expense                        $ 11,278    $ 11,847    $ 64,157    $139,828    $228,779    $106,210    $114,589
Amortization of debt issue costs              78         124       1,423       4,154       6,880       2,935       4,749
Interest portion of rent expense(1)        1,514       2,305       6,834      21,833      45,224      18,568      30,268
                                        --------------------------------------------------------------------------------
                                        $ 12,870    $ 14,276    $ 72,414    $165,815    $280,883    $127,713    $149,606
                                        ================================================================================

Ratio of Earnings to Fixed Charges           4.0         3.4         2.1         2.5         2.1         1.9         1.4
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(1)  The interest portion of rent expense is estimated to be one-third of rent expense.